UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2009, Dave Tenwick resigned as a director of Capital City Energy Group, Inc. (the “Company”), effectively immediately to concentrate and devote more time to his other business opportunities.  There were no known disagreements with Mr. Tenwick on any matters relating to our operation, policies or practices. Mr. Tenwick did not hold any positions on any of the committees of the Board of Directors of the Company.

On February 3, 2009, the Company named Douglas B. Crawford its Principal Financial Officer.  Mr. Crawford will begin those duties effective immediately.  Since September, 2008, Mr. Crawford has been serving in the capacity as the Company’s Principal Accounting Officer.  There are no material plans, contracts or arrangements to which a covered officer is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2009	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer